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                                                                   EXHIBIT 10.32

                                 PROMISSORY NOTE

       For value received on September 6, 2001, James Ernest Riddle (hereinafter "Employee") promises to pay to the order of Enterasys Networks, Inc., or any of its subsidiaries (hereinafter "Employer" or "Enterasys"), the principal sum of One Hundred Thousand Dollars ($100,000.00) (the "Loan Amount"). The outstanding principal amount of this Note shall be payable at 35 Industrial Way, Rochester, New Hampshire, 03867 one year from the above stated date.

       Upon completion of one year of continuous employment by the Employee from the date of this Promissory Note, Enterasys shall forgive the remaining unpaid principal. Any amount of this Note forgiven by Enterasys will be reported to the Employee as taxable wages.

       In the event: (i) the Employee's employment with Enterasys is terminated by the Employer without cause, or (ii) the death of the Employee, the Loan Amount shall be forgiven. In the event: (i) the Employee voluntarily terminates his employment with Enterasys, or (ii) the Employee's employment with Enterasys is terminated by the Employer with cause, the Loan Amount will become immediately due and payable without demand or notice. "Cause" shall mean a criminal felony, crimes of moral turpitude, deliberate harm of Enterasys, including fraud or embezzlement, and gross and repeated failure (after written notice) to perform Employee's duties.

       To secure Employee's prompt, punctual and faithful performance of each of Employee's obligations under this Note, Employee hereby assigns to Enterasys all rights of Employee to property, monies and credits for which Enterasys is obligated to Employee, and which is in possession of Enterasys or any affiliate or subsidiary at the time of default by Employee under this Note and at any time after such default, which property, monies, and credits shall include, without limitations, salary, bonuses, vacation pay, and insurance proceeds. The term "Collateral" shall refer to all interest of Employee assigned to Enterasys pursuant to this paragraph.

       In the event of a default by Employee under this Note, Enterasys shall be permitted to apply the Collateral toward the Employee's liabilities under this Note, and Employee hereby waives notice of nonpayment, demand, presentment, protest and all forms of demand and notice. The Employee shall remain liable to Enterasys for any deficiency remaining following such applications.

       This Note shall be in default upon the occurrence of any of the following:

       1. Employee fails to pay all principal owed under this Note when due, and such failure continues uncured for fifteen (15) days;

       2. The Employee shall (i) admit in writing his inability to pay his debts generally as they become due, (ii) file a petition to answer seeking reorganization or arrangement of the federal bankruptcy laws or any other



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              applicable law or statute of the United States of America or any state thereof, or any other jurisdiction, (iii) make an assignment or other arrangement for the benefit of his creditors generally,
              (iv) consent to the appointment of a receiver of himself, or (v) have an order for relief of bankruptcy entered against or with respect to him, provided such order shall not be vacated, set aside or stayed within thirty (30) days after the date of entry thereof.

       If this Note is in default, the entire outstanding principal balance on this Note shall become immediately due and payable, without further notice. Should any part of the principal amount be collected after default by law or through an attorney-at-law, the Employer shall be entitled to collect from the Employee, in addition to the default amount, all attorney fees, together with all other costs of collection.

       All rights, powers, and remedies provided for herein are cumulative and nonexclusive. The failure or delay of the holder to exercise a right, power, or remedy hereunder shall not operate as a waiver thereof of the same or any other right, power, or remedy on any future occasion.

       This Note, and all rights, powers, remedies and obligations arising from this Note, shall be construed according to and governed by the laws of the State of New Hampshire.

       IN WITNESS WHEREOF, the Employee has hereunto set his hand and seal effective the date first above written.


       Employee                                     Enterasys Networks, Inc.

       /s/ James Ernest Riddle                      /s/ Henry Fiallo
       --------------------------------             ----------------------------
       James Ernest Riddle                          Henry Fiallo


       9/6/01                                       9/18/01
       --------------------------------             ----------------------------
       Date                                         Date